Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1 Registration Statement of our report, dated October 20, 2010, relating to our audits of the consolidated financial statements of Umami Sustainable Seafood Inc. and to the reference to our Firm under the caption   “Experts” appearing in the Prospectus.

/s/ Ramirez Jimenez International (formerly Ramirez International Financial & Accounting Services Inc.)

Irvine, California
June 1, 2011